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                                                                      EXHIBIT 24

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INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Imperial Bancorp:

We consent to incorporation by reference in the registration statements (No. 2-75352), (No. 2-61660), (No. 2-98462) and (No. 2-75353) on Forms S-8 and S-16 of
Imperial Bancorp of our report dated January 25, 1996, relating to the consolidated balance sheet of Imperial Bancorp and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Imperial Bancorp.

Our report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994.

                                      KPMG PEAT MARWICK LLP

Los Angeles, California
March 21, 1996

                                  EXHIBIT 24





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